SCHEDULE 14A INFORMATION
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Advanced Photonix, Inc.

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ADVANCED PHOTONIX, INC.
1240 Avenida Acaso
Camarillo, CA 93012
PROXY SUPPLEMENT
TO
PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
To be held on August 26, 2005
The purpose of this Proxy Supplement to the Proxy Statement dated July 18, 2005 (the “Proxy Statement”), for the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) of Advanced Photonix, Inc. (the “Company”), to be held on August 26, 2005, is to amend the Summary Compensation Table included in the section entitled “Executive Compensation” in the Proxy Statement to reflect the correct amount of bonuses received by Richard D. Kurtz, Paul D. Ludwig and Susan A. Schmidt in fiscal year 2005.
The Summary Compensation Table included in the section entitled “Executive Compensation” in the Proxy Statement is hereby amended to read in its entirety as follows:
SUMMARY COMPENSATION TABLE

					Long Term Compensation
			Annual Compensation		Awards		Payouts
						Securities
				Other Annual	Restricted	Underlying	LTIP	All Other
		Salary	Bonus	Compensation	Stock Awards	Options	Payouts	Compensation
Name and Principal Position	Fiscal Year	($)	($)	($)	($)	(#)	($)	($)[1]
Richard D. Kurtz	2005	168,000	40,320	—	—	28,000	—	10,700
Chairman of the Board and	2004	160,000	32,000	—	—	150,000	—	5,800
Chief Executive Officer[2]	2003	22,000	—	11,500	—	—	—	100

Paul D. Ludwig	2005	168,000	40,320	—	—	24,000		18,100
President	2004	160,000	32,000	—	—	50,000	—	16,300
	2003	97,000	—	4,000	—	100,000	—	7.000

Susan A. Schmidt	2005	103,000	20,444	—	—	20,000	—	18,200
Chief Financial Officer and	2004	99,000	16,000	—	—	—	—	14,100
Secretary[3]	2003	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Brock Koren	2005	n/a	n/a	n/a	n/a	n/a	n/a	n/a
President and Chief Executive	2004	125,000	—	—	—	—	—	—
Officer[4]	2003	155,000	—	—	—	—	—	86,000

1	Represents amounts paid by the Company on behalf of the named person in connection with the Company’s benefits plans, 401(k) Retirement Plan, vacation pay and car allowance.
2	Mr. Kurtz was appointed to the office of Chief Executive Officer in February 2003, following the resignation of Mr. Koren. Other annual compensation in 2003 reflects Director’s fees paid as part of plans provided to outside directors.
3	Ms. Schmidt joined the Company in March 2000; however, total compensation is not reported for fiscal year 2003, as annual salary and bonus did not exceed $100,000. Ms. Schmidt resigned from her position as Chief Financial Officer and Secretary in March 2005.

4	Mr. Koren resigned from his position as President in February 2003. Compensation continued through December 2003 under a severance agreement.

By Order of the Board of Directors
Camarillo, California July 28, 2005	Paul D. Ludwig
Acting Secretary